EXHIBIT 99.1

Community West Bancshares Earns $2.7 Million, or $0.32 Per Diluted Share, in 4Q19, and $8.0 Million, or $0.93 Per Diluted Share for The Year, Declares Quarterly Cash Dividend of $0.055 Per Common Share

GOLETA, Calif., Jan. 24, 2020 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (NASDAQ: CWBC), parent company of Community West Bank (Bank), today reported net income increased to $2.7 million, or $0.32 per diluted share, for the fourth quarter of 2019 (4Q19), compared to $2.2 million, or $0.25 per diluted share, in 3Q19, and $1.4 million, or $0.16 per diluted share, in 4Q18. For the full year 2019, net income increased 7.5% to $8.0 million, or $0.93 per diluted share, compared to $7.4 million, or $0.88 per diluted share, in 2018.

“We ended the year producing solid earnings for the fourth quarter and full year of 2019, highlighted by top-line revenue growth, steady year-over-year loan and deposit growth, and above industry-average net interest margin of 4.07% for the fourth quarter of 2019,” said Martin E. Plourd, President and Chief Executive Officer.  “Although the growth of the bank has slowed in 2019, our performance metrics improved at quarter-end.  Return on average assets, return on average common equity and our efficiency ratio all improved as we continue to deepen our presence throughout California’s Central Coast of Ventura, Santa Barbara and San Luis Obispo Counties, with our long-term goal to deliver consistent earnings performance for our shareholders.  We anticipate loan growth to remain muted in 2020 and will look to profitable lines of business, within our bank’s risk tolerance.”

Fourth Quarter 2019 Financial Highlights:

  Net income was $2.7 million, or $0.32 per diluted share, in 4Q19, compared to $2.2 million, or $0.25 per diluted share in 3Q19, and $1.4 million, or $0.16 per diluted share in 4Q18.
  Net interest margin of 4.07% for 4Q19, compared to 4.10% for 3Q19 and 3.97% for 4Q18.
  Total deposits were $750.9 million at December 31, 2019, compared to $761.7 million at September 30, 2019, and increased compared to $716.0 million at December 31, 2018.
  Total demand deposits represented 56.6% of total deposits at December 31, 2019.
  Total loans decreased $13.9 million during the quarter to $775.6 million at December 31, 2019, compared to $789.5 million at September 30, 2019, and increased compared to $768.2 million at December 31, 2018.
  Book value per common share increased to $9.68 at December 31, 2019, compared to $9.40 at September 30, 2019, and $8.92 at December 31, 2018.
  Provision (credit) for loan losses was ($210,000) for the quarter, compared to a credit for loan losses of ($75,000) for 3Q19, and a provision for loan losses of $238,000 for 4Q18.
  Total risked based capital improved to 11.41% for the Bank at December 31, 2019, compared to 11.18% at September 30, 2019 and 10.83% at December 31, 2018.
  Net nonaccrual loans improved to $2.4 million at December 31, 2019, compared to $5.5 million at September 30, 2019, and $3.4 million at December 31, 2018.
  Other assets acquired through foreclosure, net was $2.5 million at December 31, 2019, compared to $317,000 at September 30, 2019, and zero at December 31, 2018.

Income Statement

Net interest income was $8.8 million in 4Q19 and 3Q19 and increased compared to $8.4 million in 4Q18.  For 4Q19, net interest income benefited from a net decrease in the cost of funds.  For the year, net interest income increased to $34.4 million, compared to $33.6 million in 2018.

“A key component of our business strategy was to grow non-interest income.  Additionally with the disruption in the agriculture industry we shifted our agriculture lending from on-balance sheet products to making agriculture loans that could be sold,” said Plourd.  “This shift resulted in loan sale gains of $765,000 during the quarter. While we anticipate continued focus on this strategy in future quarters, we don’t anticipate the same level of activity and resulting gains as we experienced in 4Q19.”  Non-interest income increased to $1.7 million in 4Q19, compared to $647,000 in 3Q19 and $660,000 in 4Q18.  Non-interest income was $3.6 million for the year 2019, compared to $2.6 million in 2018.

“Our reduced cost of funds rate has helped to sustain our net interest margin year-over-year despite the three interest rate reductions during the second half of 2019,” said Susan C. Thompson, Executive Vice President and Chief Financial Officer.  Fourth quarter net interest margin was 4.07%, compared to 4.10% in 3Q19, and improved 13 basis points compared to 3.97% in 4Q18.  For the year, the net interest margin was 4.06%, compared to 4.07% in 2018.

Non-interest expenses totaled $6.8 million in 4Q19, compared to $6.5 million in the preceding quarter and $6.8 million in 4Q18.  For the full year 2019, non-interest expense was $26.8 million, compared to $26.0 million in 2018.

Balance Sheet

“We have been actively managing both sides of the balance sheet, adhering to strict underwriting standards with loan originations and replacing higher cost funding,” said Thompson.  Total assets increased modestly to $913.9 million at December 31, 2019, compared to $903.3 million at September 30, 2019 and increased $36.6 million, or 4.2%, compared to $877.3 million at December 31, 2018.  Total loans decreased to $775.6 million at December 31, 2019, compared to $789.5 million at September 30, 2019, and increased modestly compared to $768.2 million at December 31, 2018.

Commercial real estate loans outstanding (which include SBA 504, construction and land) were up 5.4% from year ago levels to $385.6 million at December 31, 2019 and comprise 49.7% of the total loan portfolio.  Manufactured housing loans were up 4.1% from year ago levels to $257.2 million and represent 33.2% of total loans.  Commercial loans (which include agriculture loans) were down 14.4% from year ago levels to $101.5 million and represent 13.1% of the total loan portfolio.

Total deposits decreased to $750.9 million at December 31, 2019, compared to $761.7 million at September 30, 2019, and increased $34.9 million, or 4.9% compared to $716.0 million at December 31, 2018.  Non-interest-bearing demand deposits decreased $3.6 million to $110.8 million at December 31, 2019 compared to $114.4 million at September 30, 2019 and increased $2.6 million compared to $108.2 million at December 30, 2018.  Interest-bearing demand deposits decreased to $314.3 million compared to $333.7 million at September 30, 2019 but increased $43.9 million compared to $270.4 million at December 31, 2018.  Certificates of deposit, which include broker deposits increased $12.0 million during the quarter to $310.1 million at December 31, 2019 compared to $298.1 million at September 30, 2019 and decreased $12.6 million compared to $322.8 million at December 31, 2018 as the Company divests itself from higher priced funding.

Stockholders’ equity increased to $82.0 million at December 31, 2019, compared to $79.6 million at September 30, 2019, and $76.2 million at December 31, 2018.  Book value per common share increased to $9.68 at December 31, 2019, compared to $9.40 at September 30, 2019, and $8.92 at December 31, 2018.

Credit Quality

The Company recorded a credit to its provision for loan losses of ($210,000) in 4Q19.  This compares to a credit to the provision for loan losses of ($75,000) in 3Q19 and a provision for loan losses of $238,000 in 4Q18.  The allowance for loan losses, including the reserve for undisbursed loans, was $8.8 million, or 1.19% of total loans held for investment, at December 31, 2019.  Net nonaccrual loans plus net other assets acquired through foreclosure were $4.9 million at December 31, 2019, compared to $5.8 million at September 30, 2019, and $3.4 million at December 31, 2018.

Net nonaccrual loans totaled $2.4 million at December 31, 2019, compared to $5.5 million at September 30, 2019 and $3.4 million a year ago.  Of the $2.4 million of net nonaccrual loans at December 31, 2019, $1.6 million were commercial loans, $0.6 million were manufactured housing loans, $0.1 million were SBA loans, and $0.1 million were commercial real estate loans.

There was $2.5 million in other assets acquired through foreclosure as of December 31, 2019.  This compares to $317,000 of other assets acquired through foreclosure at September 30, 2019, and no other assets acquired through foreclosure a year prior.

Cash Dividend Declared

The Company’s Board of Directors declared a cash dividend of $0.055 per common share, payable February 28, 2020 to common shareholders of record on February 11, 2020.  The current annualized yield, based on the closing price of CWBC shares of $11.10 on December 31, 2019, was 1.94%.

Stock Repurchase Program

The Company repurchased a total of 99,983 shares during the first three quarters of 2019 and did not repurchase any shares of its common stock in the fourth quarter of 2019, leaving $1.4 million available under the previously announced repurchase program.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California.  The Company is the holding company for Community West Bank, the largest publicly traded community bank serving California’s Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties.  Community West Bank has eight full-service California branch banking offices in Goleta, Santa Barbara, Santa Maria, Ventura, Westlake Village, San Luis Obispo, Oxnard and Paso Robles.  The principal business activities of the Company are Relationship Banking, Manufactured Housing lending and Government Guaranteed lending.

Industry Accolades

In April 2019, Community West was awarded a “Premier” rating by The Findley Reports.  For 51 years, The Findley Reports has been recognizing the financial performance of banking institutions in California and the Western United States.  In making their selections, The Findley Reports focuses on these four ratios: growth, return on beginning equity, net operating income as a percentage of average assets, and loan losses as a percentage of gross loans.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations.  These forward-looking statements are based on information currently available to the Company as of the date of this release.  It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018

Interest income
Loans, including fees	$11,136	$11,306	$10,582	$43,890	$40,865
Investment securities and other	492	413	459	1,849	1,766
Total interest income	11,628	11,719	11,041	45,739	42,631
Interest expense
Deposits	2,413	2,615	2,329	10,055	7,702
Other borrowings	377	306	358	1,327	1,286
Total interest expense	2,790	2,921	2,687	11,382	8,988
Net interest income	8,838	8,798	8,354	34,357	33,643
Provision (credit) for loan losses	(210)	(75)	238	(165)	14
Net interest income after provision for loan losses	9,048	8,873	8,116	34,522	33,629
Non-interest income
Other loan fees	500	302	350	1,383	1,348
Gains from loan sales, net	765	-	-	765	-
Service charges	160	129	108	567	459
Document processing fees	116	96	122	423	489
Other	123	120	80	469	332
Total non-interest income	1,664	647	660	3,607	2,628
Non-interest expenses
Salaries and employee benefits	4,141	4,254	3,991	17,094	16,329
Occupancy, net	750	788	829	3,088	3,132
Professional services	552	341	425	1,679	1,356
Data processing	236	215	233	876	852
Depreciation	214	219	212	864	764
Advertising and marketing	228	187	198	774	685
FDIC assessment	118	(15)	223	427	770
Stock-based compensation	100	90	194	382	478
Other	475	385	542	1,571	1,673
Total non-interest expenses	6,814	6,464	6,847	26,755	26,039
Income before provision for income taxes	3,898	3,056	1,929	11,374	10,218
Provision for income taxes	1,179	902	570	3,411	2,809
Net income	$2,719	$2,154	$1,359	$7,963	$7,409
Earnings per share:
Basic	$0.32	$0.25	$0.16	$0.94	$0.89
Diluted	$0.32	$0.25	$0.16	$0.93	$0.88

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	December 31,	September 30,	December 31,
	2019	2019	2018

Cash and interest-earning deposits in other financial institutions	$82,661	$56,347	$56,915
Investment securities	25,563	28,707	32,353
Loans:
Commercial	101,485	110,153	118,518
Commercial real estate	385,642	392,288	365,809
SBA	14,777	17,018	19,077
Manufactured housing	257,247	253,229	247,114
Single family real estate	11,668	11,936	11,261
HELOC	4,531	4,847	6,756
Other	213	(14)	(292)
Total loans	775,563	789,457	768,243

Loans, net
Held for sale	42,046	44,816	48,355
Held for investment	733,517	744,641	719,888
Less: Allowance for loan losses	(8,717)	(8,868)	(8,691)
Net held for investment	724,800	735,773	711,197
NET LOANS	766,846	780,589	759,552

Other assets	38,800	37,609	28,471

TOTAL ASSETS	$913,870	$903,252	$877,291

Deposits
Non-interest-bearing demand	$110,843	$114,366	$108,161
Interest-bearing demand	314,278	333,679	270,431
Savings	15,689	15,481	14,641
Certificates of deposit ($250,000 or more)	96,431	90,298	93,439
Other certificates of deposit	213,693	207,848	229,334
Total deposits	750,934	761,672	716,006
Other borrowings	65,000	45,000	75,000
Other liabilities	15,958	16,984	10,134
TOTAL LIABILITIES	831,892	823,656	801,140

Stockholders' equity	81,978	79,596	76,151

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
	$913,870	$903,252	$877,291

Common shares outstanding	8,472	8,467	8,533

Book value per common share	$9.68	$9.40	$8.92

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
PERFORMANCE MEASURES AND RATIOS	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Return on average common equity	13.35%	10.85%	7.06%	10.15%	10.02%
Return on average assets	1.21%	0.97%	0.63%	0.91%	0.88%
Efficiency ratio	64.88%	68.44%	75.96%	70.47%	71.79%
Net interest margin	4.07%	4.10%	3.97%	4.06%	4.07%

	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
AVERAGE BALANCES	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Average assets	$887,902	$877,505	$852,892	$872,509	$842,468
Average earning assets	862,350	850,948	834,259	846,673	826,292
Average total loans	779,698	788,965	764,411	778,745	751,775
Average deposits	725,029	735,545	717,205	726,022	714,651
Average common equity	80,825	78,763	76,334	78,437	73,906

EQUITY ANALYSIS	December 31, 2019	September 30, 2019	December 31, 2018
Total common equity	$81,978	$79,596	$76,151
Common stock outstanding	8,472	8,467	8,533

Book value per common share	$9.68	$9.40	$8.92

ASSET QUALITY	December 31, 2019	September 30, 2019	December 31, 2018
Nonaccrual loans, net	$2,389	$5,476	$3,378
Nonaccrual loans, net/total loans	0.31%	0.69%	0.44%
Other assets acquired through foreclosure, net	$2,524	$317	$-

Nonaccrual loans plus other assets acquired through foreclosure, net	$4,913	$5,793	$3,378
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.54%	0.64%	0.39%
Net loan (recoveries)/charge-offs in the quarter	$(58)	$(69)	$66
Net (recoveries)/charge-offs in the quarter/total loans	(0.01%)	(0.01%)	0.01%

Allowance for loan losses	$8,717	$8,868	$8,691
Plus: Reserve for undisbursed loan commitments	85	81	73
Total allowance for credit losses	$8,802	$8,949	$8,764
Allowance for loan losses/total loans held for investment	1.19%	1.19%	1.21%
Allowance for loan losses/nonaccrual loans, net	364.88%	161.94%	257.28%

Community West Bank *
Tier 1 leverage ratio	9.06%	9.02%	8.57%
Tier 1 capital ratio	10.28%	10.04%	9.68%
Total capital ratio	11.41%	11.18%	10.83%

INTEREST SPREAD ANALYSIS	December 31, 2019	September 30, 2019	December 31, 2018
Yield on total loans	5.67%	5.69%	5.49%
Yield on investments	3.47%	3.06%	2.52%
Yield on interest earning deposits	1.66%	2.14%	2.70%
Yield on earning assets	5.35%	5.46%	5.25%

Cost of interest-bearing deposits	1.57%	1.69%	1.52%
Cost of total deposits	1.32%	1.41%	1.29%
Cost of borrowings	2.31%	2.64%	2.87%
Cost of interest-bearing liabilities	1.64%	1.76%	1.63%

* Capital ratios are preliminary until the Call Report is filed.

Contact:

Susan C. Thompson, EVP & CFO
805.692.5821
www.communitywestbank.com